Nicor Inc.
Form 10-K
Exhibit 10.55

 SECOND AMENDMENT
TO
NICOR INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN

WHEREAS, NICOR Inc. (the “Company”) previously established the NICOR Inc. Directors’ Deferred Compensation Plan, as amended and restated effective as of January 1, 2008
(the “Plan”); and

WHEREAS, the Company desires to amend the Plan to provide for a one time election to receive in-service distributions.

NOW THEREFORE, the Plan is hereby amended by adding the following Section 11 thereto:

“SECTION 11.  One Time Withdrawal Election.  Notwithstanding anything contained in this Plan to the contrary, a Director may prior to December 31, 2008 file pursuant to the election permitted under Section 2 for 2008, a one-time election to have all or any portion of the balance of his deferred compensation account as of December 31, 2008 (plus interest and dividend equivalents thereon) distributed and paid out to him in a lump sum on May 1, 2009 (the “Payment Date”).  Such election shall include whether such distribution will be from amounts credited with the interest equivalent option or the share unit option.  If such an election is made and the Director’s deferred compensation account is credited with the interest equivalent under Section 3.3, then such Directors’ deferred compensation account shall be credited with interest through the date immediately prior to the Payment Date.  If the Directors’
deferred compensation account is denominated in share units, then such share units shall be converted to the cash equivalent based on the closing market composite price for the
Company’s common stock as reported on the New York Stock Exchange Composite Transactions on the last trading day prior to the Payment Date.  Any election under this Section 11 shall not apply to any amounts credited to a Director’s deferred compensation account for retainers, meeting fees or awards under the NICOR Inc. Directors Stock Value Plan for service in 2009.  An election to receive a partial distribution of a Director’s deferred compensation account under this Section 11, shall not impact a Director’s election as to the manner and date of payment of the remaining portion of the Director’s deferred compensation account.  A Director who receives full payment of his deferred compensation account pursuant to an election under this Section 11 and who subsequently elects to defer compensation under this Plan, shall in such subsequent deferral election under Section 2, specify the manner and date on which the Director elects to receive payment of the amount to be so deferred under Subsection 3.1.”

FURTHER, this Second Amendment to the Plan shall be effective on the date approved by the Executive Committee of the Board of Directors of the Company.

In all other respects the Plan, as amended by the First and Second Amendments thereto shall remain in full force and effect.

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